                                                                     EXHIBIT 2.4

                  INTERNATIONAL WIRELESS COMMUNICATIONS, INC.
                           400 SOUTH EL CAMINO REAL
                                  SUITE 1275
                            SAN MATEO, CA 94402 USA

                               TEL: 415-548-0808
                               FAX: 415-548-1842



November 5, 1996

Mr. Wong Yick Man, Francis
Managing Director and C.E.O.
Star Telecom Holding Limited
6th Floor, Star Telecom Tower
414 Kwun Tong Road
Kwun Tong, Kowloon, Hong Kong


Dear Francis:

          As you know, we are fast approaching the "First Closing Date" (scheduled for November 7, 1996) under the Subscription Agreement (the "Subscription Agreement"), dated as of September 23, 1996, among Star Telecom Holding Limited ("STHL"), Star Digitel Limited ("Digitel"), Star Telecom International Holding Limited ("STIHL") and International Wireless Communications, Inc. ("IWC"). However, in the process of our due diligence investigation of Digitel, we have discovered a number of consents and waivers which Digitel must obtain from third parties in order to consummate the transactions contemplated by the Subscription Agreement (the "Contemplated Transactions").

          As it is unclear that STIHL, STHL and Digitel will be able to obtain all of the necessary consents and waivers required to ensure that the representations and warranties made by Digitel and STHL under the Subscription Agreement will be true and correct on the First Closing Date, and since STHL has requested that the First Closing should occur as scheduled, we would like to obtain the following additional assurances from STHL in order for us to agree to consummate the Contemplated Transactions.

          1. STHL shall indemnify, defend and hold harmless IWC and its directors, officers, employees, affiliates, successors and assigns and Digitel and its directors, officers, employees, subsidiaries, successors and assigns (each, an "Indemnified Party") from and against all claims, losses, liabilities, damages, deficiencies, judgments,
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                                                                               2


assessments, fines, settlements, costs or expenses (including interest, penalties and fees, expenses and disbursements of attorneys, experts, personnel and consultants incurred by any Indemnified Party in any action or proceeding between STHL and any Indemnified Party or between any Indemnified Party and any third party, or otherwise) based upon, arising out of, relating to or otherwise in respect of any inaccuracy in or any breach of any representation, warranty, covenant or agreement of Digitel or STHL contained in the Subscription Agreement or in any "Documents" (as defined in the Subscription Agreement) delivered by Digitel or STHL pursuant to the Subscription Agreement.

          2. Section 4.16(d) of the Subscription Agreement refers to the possibility that Digitel may be subject to additional tax liability for the 1995 taxable year of approximately HK$12,000,000 calculated pursuant to the current profit tax rate of 16.5% arising from approximately HK$70,000,000 in profits being treated as taxable income for the 1995 taxable year (the "Potential Tax Liability"). STHL promises and agrees that it shall be fully responsible for the entirety of the Potential Tax Liability. STHL shall indemnify, defend and hold harmless the Indemnified Parties from and against all claims, losses, liabilities, damages, deficiencies, judgments, assessments, fines, settlements, costs or expenses (including interest, penalties and fees, expenses and disbursements of attorneys, experts, personnel and consultants incurred by any Indemnified Party in any action or proceeding between STHL and any Indemnified Party or between any Indemnified Party and any third party, or otherwise) based upon, arising out of, in relation to or otherwise in respect of, the Potential Tax Liability.

          Please note that IWC's agreement to proceed to the First Closing is subject to the following: (i) all of the other conditions to IWC's obligation to close listed in Article 8 of the Subscription shall have been met on or before the First Closing Date, (ii) notwithstanding this letter you acknowledge and agree that IWC shall retain all claims (including, without limitation, the right to be indemnified hereunder) that are based upon, arising out of, relating to or otherwise in respect of any inaccuracy in or any breach of any representation, warranty, covenant or agreement of Digitel or STHL contained in the Subscription Agreement or in any Documents delivered by Digitel or STHL pursuant to the Subscription Agreement and (iii) on or before the First Closing date, IWC shall have received from STHL a duly executed copy of this letter.
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                                                                               3


          We trust you find the above satisfactory. We look forward to seeing you on November 5 for the pre-closing and the consummation of the First Closing on November 7, 1996.


                              Sincerely,

                              INTERNATIONAL WIRELESS
                              COMMUNICATIONS, INC.


                              By: /s/ Hugh B.L. McClung
                                  ---------------------
                                  Hugh B.L. McClung
                                  Vice-Chairman and
                                  Managing Director, Asia


Accepted and Agreed to as of the date first written above:

For and on behalf of
STAR TELECOM HOLDING LIMITED


Signed By: /s/ Wong Yick Man, Francis
           --------------------------
           Mr. Wong Yick Man, Francis
           Managing Director and Chief
               Executive Officer

                  INTERNATIONAL WIRELESS COMMUNICATIONS, INC.
                           400 SOUTH EL CAMINO REAL
                                  SUITE 1275
                            SAN MATEO, CA 94402 USA

                               TEL: 415-548-0808
                               FAX: 415-548-1842



November 7, 1996


Mr. Wong Yick Man, Francis
Managing Director and C.E.O.
Star Telecom Holding Limited
6th Floor, Star Telecom Tower
414 Kwun Tong Road
Kwun Tong, Kowloon, Hong Kong


Dear Francis:

          Alfred Shao of Star Telecom Holding Limited ("STHL") has informed us that as of November 7, 1996, certain obligations (the "Obligations") of Star Digitel Limited ("Digitel") outstanding under (i) the Contract for a DAMPS Cellular Network for Qingdao between Digitel and Northern Telecom (Asia) Limited ("Nortel") (Contract No. PRCS/MW-035/95), dated June 28, 1995, (ii) the Contract for an AMPS Cellular Network for Lanzhou between Digitel and Nortel (Contract No. PRCS/MW001-95), dated February 23, 1995, as amended by an addendum, dated February 23, 1995, and (iii) Purchase Orders (the "Purchase Orders") Nos. SDL-95127, SDL-95128 and SDL-95129 between Digitel and Nortel, each dated June 22, 1995, have not yet been performed according to the terms of such contracts. Furthermore, Mr. Shao has informed us that it may be commercially difficult at present to obtain waivers and consents from Nortel with respect to the Obligations.

          Mr. Shao has requested that International Wireless Communications,
Inc. ("IWC") consummate the "First Closing," as defined in the Subscription Agreement (the "Subscription Agreement"), dated as of September 23, 1996, among STHL, Digitel, Star Telecom International Holding Limited ("STIHL") and IWC, in spite of the fact that written consents and/or waivers are required with regard to Digitel's non-performance of the Obligations. At the request of STHL, IWC is writing this letter in order to agree to consummate the First
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                                                                               2


Closing without such written consents and waivers with respect to the Obligations having been obtained, subject to the following:

          1. STHL's acknowledgment that the indemnification provisions of the Letter Agreement (the "Indemnification Letter") between IWC and STHL, dated November 5, 1996, cover all claims, losses, liabilities, damages, deficiencies, judgments, assessments, fines, settlements, costs or expenses based upon, arising out of, relating to or otherwise in respect of the Obligations;

          2. STHL's reassurance that STHL shall indemnify, defend and hold harmless IWC and its directors, officers, employees, affiliates, successors and assigns and Digitel and its directors, officers, employees, subsidiaries, successors and assigns (each, an "Indemnified Party") from and against all claims, losses, liabilities, damages, deficiencies, judgments, assessments, fines, settlements, costs or expenses (including, without limitation, interest, penalties and fees, expenses and disbursements of attorneys, experts, personnel and consultants incurred by any Indemnified Party in any action or proceeding between STHL and any Indemnified Party or between any Indemnified Party and any third party, or otherwise) based upon, arising out of, relating to or otherwise in respect of the Obligations;

          3. all of the other conditions precedent to IWC's obligation to proceed to the First Closing as specified in Article 8 of the Subscription Agreement having been met and fulfilled to the satisfaction of IWC at or prior to the First Closing; and

               4. on or before the First Closing date, IWC having received from STHL a duly executed copy of this Letter.

          Please note that the foregoing shall not constitute, nor should it be deemed to constitute, a waiver of any rights of IWC under the Subscription Agreement or the Indemnification Letter which are not waived explicitly herein.
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                                                                               3


          If the above reflects your understanding, please indicate your agreement by signing in the space provided below. We look forward to our continued cooperation.


                              Sincerely,

                              INTERNATIONAL WIRELESS COMMUNICATIONS, INC.


                              By: /s/ Hugh B.L. McClung
                                  ---------------------
                                  Hugh B.L. McClung
                                  Vice-Chairman and
                                  Managing Director, Asia


Accepted and Agreed to as of the date first written above:

For and on behalf of
STAR TELECOM HOLDING LIMITED


Signed By: /s/ Wong Yick Man, Francis
           --------------------------
           Mr. Wong Yick Man, FranciS
           Managing Director and Chief
               Executive Officer